UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2016
Columbia Pipeline Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36835	51-0658510
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

5151 San Felipe St., Suite 2500 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 386-3701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On January 29, 2016, Peggy A. Heeg was appointed as an independent director to the board of directors (the “Board”) of CPP GP LLC (the “Company”), the general partner of Columbia Pipeline Partners LP (the “Partnership”). The appointment of Ms. Heeg will increase the size of the Board to eight members. Ms. Heeg qualifies as the Company’s third independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange. There are no arrangements or understandings between Ms. Heeg and any other persons pursuant to which she was appointed as a director. There are no relationships between Ms. Heeg and the Partnership or any related person of the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Heeg was also appointed to serve on the Audit Committee and Conflicts Committee of the Board, effective January 29, 2016.
Ms. Heeg will be compensated in accordance with the Partnership’s compensation policy for non-employee directors as described in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. In connection with her appointment, Ms. Heeg was granted an initial equity award of 1,692 phantom units equal in value to approximately $25,890.
Pursuant to the Partnership’s Second Amended and Restated Agreement of Limited Partnership, Ms. Heeg will be fully indemnified for actions associated with being a director to the extent permitted under Delaware law.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 29, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Pipeline Partners LP
(Registrant)

	By:	CPP GP LLC, its general partner

Date: January 29, 2016	By:	/s/ Steven B. Nickerson
Steven B. Nickerson
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 29, 2016